Exhibit (h)(24)

AUTHORIZED PARTICIPANT AGREEMENT

FOR

DBX ETF TRUST

This Authorized Participant Agreement (the “Agreement”) is entered into by and between ALPS Distributors, Inc. (the “Distributor”) and __________________________________ (the “Authorized Participant” or “AP”) and is subject to acceptance by The Bank of New York Mellon (“ETF Administrator” or the “Transfer Agent”). The Transfer Agent serves as the transfer agent for the DBX ETF Trust (the “Company”) and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that the Company shall be a third party beneficiary of this Agreement, and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of the Company acting on an agency basis in connection with the sale and distribution of shares of beneficial interest, par value $0.00 per share (sometimes referred to as “Shares”), of each of the separate investment portfolios of the Company (each such portfolio a “Fund” and collectively, the “Funds”) named on Annex I to this Agreement, as may be updated from time to time to add or remove Funds.

As specified in the Company’s prospectus and statement of additional information incorporated therein (collectively, the “Prospectus”) included as part of its registration statement, as amended, on Form N-1A (“Registration Statement”), the Shares of any Fund offered thereby may be purchased or redeemed only in aggregations of a specified number of Shares referred to therein and herein as a “Creation Unit.” All references to “cash” shall refer to U.S. dollars (“USD”). The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus. Creation Units of Shares may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Distributor. The Prospectus provides that Creation Units generally will be sold in exchange for an in-kind deposit of a designated portfolio of equity securities (the “Deposit Securities”) and an amount of cash computed as described in the Prospectus (the “Cash Component”), plus a purchase “Transaction Fee” as described in the Prospectus, delivered to the Company by the Authorized Participant for its own account or acting on behalf of another party. Together, the Deposit Securities and the Cash Requirement constitute the “Creation Deposit,’ which represents the minimum initial and subsequent investment amount for Shares of any Fund of the Company. References to the Prospectus are to the then current Prospectus as it may be supplemented or amended from time to time. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units of Shares (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “CNS Clearing Process,” or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”) (the “DTC Process”). The procedures for processing an order to purchase Shares (each a “Purchase Order”) and an order to redeem Shares (each a “Redemption Order”) are described in the Company’s Prospectus and in Annex II to this Agreement. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Prospectus and Annex II hereto, as each may be amended by the Company from time to time. An Authorized Participant may not place a Purchase Order before the fifth (5th) Business Day (as defined below) following execution and delivery to the Distributor of this Agreement and notification by the Distributor of the Authorized Participant’s status. An Authorized Participant may not cancel a Purchase Order or a Redemption Order after an order is placed by the Authorized Participant.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1. STATUS OF AUTHORIZED PARTICIPANT.

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(a) The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of Shares of any Fund (i) through the CNS Clearing Process, it is a member of NSCC and an Authorized Participant in the CNS System of NSCC (as defined in the Fund’s Prospectus, a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a DTC Participant (as defined in the Fund’s Prospectus, a “DTC Participant”). The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in this Agreement, the Prospectus and Annex II hereto (“Execution of Orders”). Any change in the foregoing status of the Authorized Participant shall terminate this Agreement and the Authorized Participant shall give prompt written notice to the Distributor, the Company and the Transfer Agent of such change.

(b) The Authorized Participant hereby represents and warrants that it, unless Section 1(c) is applicable, (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and (iii) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and the Authorized Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant is a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”). The Authorized Participant agrees to comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of FINRA, and that it will not offer or sell Shares of any Fund of the Company in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c) If the Authorized Participant is offering or selling Shares of any Fund of the Company in jurisdictions outside the several states, territories and possessions of the United States (“US”) and is not otherwise required to be registered, qualified, or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder and (iii) to conduct its business in accordance with the spirit of FINRA Conduct Rules.

(d) The Authorized Participant represents, covenants and warrants that it has established and presently maintains an anti-money laundering program (the “Program”) reasonably designed to prevent the Authorized Participant from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the Program and all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT ACT”).

(e) The Authorized Participant understands and acknowledges that the method by which Creation Units of Shares will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by the Company on an ongoing basis, at any point a “distribution,” as such term is used in the 1933 Act, may be occurring. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Continuous Offering” section of the SAI and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below). The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

(f) The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the Distributor, the Custodian, and the Authorized Participant’s custodian.

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The Authorized Participant shall confirm such capability to the satisfaction of the Distributor and the Custodian prior to placing its first Order with the ETF Administrator (whether it is a Purchase Order or a Redemption Order).

2. EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and the procedures described in Annex II hereto. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the telephone lines used by the ETF Administrator or the Transfer Agent will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the ETF Administrator. The Company reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time, including but not limited to the Cash Collateral Settlement Procedures that are referenced in Annex II hereto.

(b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that delivery of a Purchase Order or Redemption Order shall be irrevocable, provided that the Company and the Distributor on behalf of the Company reserves the right to reject any Purchase Order until the trade is released as “good” as described in Annex II hereto and any Redemption Order that is not in “proper form” as defined in the Prospectus.

(c) With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the Company any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Company. With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the Company is entitled to reduce the amount of money or other proceeds due to the Authorized Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Transfer Agent, on behalf of the Company, acknowledges and agrees to return to the Authorized Participant or any party for which it is acting any dividend, distribution or other corporate action paid to the Company in respect of any Deposit Security that is transferred to the Company that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Authorized Participant or any party for which it is acting.

3. NSCC.

Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions, including amounts of the Deposit Securities and Cash Component as are necessary, consistent with the instructions issued by the Authorized Participant to ETF Administrator. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

4. PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) The Distributor will provide to the Authorized Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Distributor represents, warrants

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and agrees that it will notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus to customers. The Distributor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 4 when the Authorized Participant has received such revised, supplemented or amended prospectus by email at [insert e-mail address], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

(b) The Distributor represents and warrants that (i) the Registration Statement and the Prospectus contained therein conforms in all material respects to the requirements of the

1933 Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the 1933 Act of the Shares.

(c) The Authorized Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those contained in the Company’s then current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor. The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Authorized Participant understands that neither the Company nor any of its Funds will be advertised or marketed as an open-end investment company, (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable shares of the Company. In addition, the Authorized Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Company in whole Creation Units only.

(d) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and (ii) for internal use by the Authorized Participant.

5. SUBCUSTODIAN ACCOUNT.

The Authorized Participant understands and agrees that in the case of each International Fund, the Company has caused The Bank of New York Mellon acting in its capacity as the Company’s custodian (“Custodian”) to maintain with the applicable subcustodian (“Subcustodian”) for such Fund an account in the relevant foreign jurisdiction to which the Authorized Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities (see Annex IV) and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu”

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amount) on behalf of itself or any party for which it is acting (whether or not a customer), with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

6. TITLE TO SECURITIES; RESTRICTED SHARES.

The Authorized Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Custodian in accordance with the terms of the Prospectus, the Company will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Authorized Participant or any party for which it is acting in connection with a Purchase Order or (ii) any provision of the 1933 Act and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

7. CASH COMPONENT AND FEES.

(a)       For Domestic Funds: The Authorized Participant hereby agrees that as between the Company and itself or any party for which it acts in connection with a Purchase Order for any Domestic Fund, it will make available in same day funds for each purchase of Shares an amount of cash sufficient to pay the Cash Component and any other amounts of cash due to the Company in connection with the purchase of any Creation Unit of Shares (including the purchase Transaction Fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of the Company, cash purchases are available or specified as described in the Prospectus)) (the “Cash Amount”) which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds on or before the settlement date in accordance with the Company’s Prospectus (“Contractual Settlement Date”). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Company on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full cash amount, plus interest, computed at such reasonable rate as may be specified by the Company from time to time. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

(b)       For International Funds: The Authorized Participant hereby agrees that as between the Company and itself or any party for which it acts in connection with a Purchase Order for any International Fund, it will make available in same day funds for each purchase of Shares the Cash Amount as described in Section 7(a) above which shall be made via Fed Funds Wire to an account maintained by the Custodian and shall be provided in same day or immediately available funds at least one business day before Contractual Settlement Date. The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Company on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Company from time to time. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

8. ROLE OF AUTHORIZED PARTICIPANT; IRREVOCABLE PROXY.

(a) The Authorized Participant acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Company, any Fund, the Distributor or the Custodian, in any matter or in any respect. The Authorized

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Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Company, the Distributor, the Custodian, or the Authorized Participant’s custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(b) In executing this Agreement, the Authorized Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other Authorized Participant or indirect participant, or any other shareholder in an underlying shares account (“Beneficial Owner”), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c) The Authorized Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Company or the Distributor upon the request of the Company or the Distributor.

(d) Agent for Proxy. The Authorized Participant represents, covenants and warrants that, from time to time, it may be a Beneficial Owner or legal owner of Shares (as that term is defined in Rule 16a-1(a)(2) of the 1934 Act). The Authorized Participant agrees to irrevocably appoint the Distributor as its agent and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned Shares which the Authorized Participant has not rehypothecated and which the Authorized Participant is or may be entitled to vote at any meeting of shareholders of a Fund held after the effective date of this Agreement, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall vote (or abstain from voting) such Shares in accordance with Distributor’s proxy voting policies and procedures, with complete independence from and without any regard to any views, statements or interests of the Authorized Participant, its affiliates or any other person. The Authorized Participant acknowledges that the Distributor will not exercise discretion or otherwise provide advice or guidance to the Authorized Participant or any other party in connection with any vote (or abstention thereof). The Distributor may carry out its responsibilities hereunder through an agent, nominee, attorney or such other third party as it deems necessary or appropriate, to the extent allowable pursuant to applicable law.

(e) For purposes of this Section 8, beneficially owned Shares shall not include those Shares for which the Authorized Participant is the record owner but which are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business, unless the Authorized Participant instructs the Distributor in writing otherwise. The Authorized Participant acknowledges that the Distributor will not exercise the voting rights applicable to such Shares unless the Authorized Participant instructs the Distributor in writing otherwise. For the avoidance of doubt, it shall be the responsibility of the Authorized Participant to instruct the Distributor in writing as to which Shares will/will not be voted by the agent and proxy pursuant to this Section. The Authorized Participant represents that it has all the necessary legal power and authority to vote, and to appoint an agent and proxy to vote, all such Shares as contemplated herein. The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor from and against any loss, liability, cost or expense suffered or incurred by such Distributor resulting directly from losses, liabilities or expenses resulting from this Proxy other than those arising from the gross negligence, bad faith or willful misconduct of the Distributor.

(f) The Distributor, as proxy for the Authorized Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the internet) or otherwise. The powers of such agent and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Authorized Participant. The Distributor may terminate this irrevocable proxy (i.e., Sections 8(d) through 8(f)) after sixty (60) days written notice to the Authorized Participant and termination of this irrevocable proxy by itself shall not serve to terminate the Agreement.

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9. AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Company or the Distributor, the Authorized Participant shall deliver to the Distributor and the Company, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate in a form approved by the Company (see Annex III to this Agreement) setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Company as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Company of a superseding certificate in a form approved by the Company bearing a subsequent date. Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Distributor and the Company and such notice shall be effective upon receipt by both the Distributor and the Company. The Transfer Agent shall issue to each Authorized Participant a unique personal identification number (“PIN”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN shall be kept confidential and only provided to Authorized Persons. If after issuance, an Authorized Participant’s PIN is changed, the new PIN will become effective on a date mutually agreed upon by the Authorized Participant and the Distributor.

10. REDEMPTION.

The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that the US stock exchange where the Shares are principally listed (as specified in the Prospectus) (the “Listing Exchange”) is open for trading or business.

(a) The Authorized Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of Shares of any Fund unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Creation Units of Shares of the relevant Fund to be redeemed and to the entire proceeds of the redemption and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Company. The Authorized Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units of Shares of a Beneficial Owner are held in the account of a single Authorized Participant.

(b) In the case of a resident Australian or New Zealand holder notwithstanding the foregoing, the Authorized Participant understands and agrees that such holder is only entitled to receive cash upon its redemption of Creation Units of Shares. In the Redemption Order the Authorized Participant will be required to confirm that an in-kind redemption request has not been submitted on behalf of a beneficial owner who is an Australian resident.

11. BENEFICIAL OWNERSHIP.

(a) The Authorized Participant represents and warrants to the Distributor and the Company that (based upon the number of outstanding Shares of each such Fund made publicly available by the Company) it does not, and will not in the future, hold for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the currently outstanding Shares of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund with respect to such Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended. The Authorized Participant agrees that the confirmation relating to any order for one or more Creation Units of Shares of any Fund shall state as follows:

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“Purchaser represents and warrants that, after giving effect to the purchase of Shares to which this confirmation relates, it will not hold 80% or more of the outstanding Shares of the relevant Fund of the Company and that it will not treat such purchase as eligible for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended. If purchaser is a dealer, it agrees to deliver similar written confirmations to any person purchasing any of the Shares to which this confirmation relates from it.”

(b) The Company and its Transfer Agent and Distributor shall have the right to require information from the Authorized Participant regarding Shares’ ownership of each Fund, and to rely thereon to the extent necessary to make a determination regarding ownership of 80% or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

12. INDEMNIFICATION.

This Section 12 shall survive the termination of this Agreement.

(a) The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, the Company, the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such AP Indemnified Party as a result of (i) any breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with Annex II, III or IV hereto (as each may be amended from time to time) reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Authorized Participant, or (v)(1) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Company that is not consistent with the Company’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 4 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Company, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Company or the Distributor or is based upon any omission or alleged omission by the Company or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant and the Distributor understand and agree that the Company as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Company. The Authorized Participant shall not be liable to the AP Indemnified Party for any damages arising out of mistakes or errors in data provided to the Authorized Participant, or mistakes or errors by, or out of interruptions or delays of communications with the AP Indemnified Parties due to any action of a service provider to the Company.

(b) The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this

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Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Annex II, III and IV hereto (as each may be amended from time to time) reasonably believed by the Authorized Participant to be genuine and to have been given by the Distributor, or (v) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Company as originally filed with the SEC or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in connection with the Authorized Participant’s acting in its capacity as an Authorized Participant. The Distributor shall not be liable to any Distributor Indemnified Party for any damages arising out of mistakes or errors in data provided to the Distributor, or mistakes or errors by, or out of interruptions or delays of communications with the Distributor Indemnified Parties, due to any action of a service provider to the Company.

(c) This Section 12 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Distributor Indemnified Party, as the case may be. The term “affiliate” in this Section 12 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

13. LIMITATION OF LIABILITY.

(a) The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

(b) In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor, nor the Transfer Agent, whether acting directly or through agents or attorneys as provided in paragraph (d) below, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(c) Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(d) The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(e) The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

9

(f) Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Company or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

14. INFORMATION ABOUT CREATION DEPOSITS.

The Authorized Participant understands that the number and names of the designated portfolio of Deposit Securities to be included in the current Creation Deposit for each Fund will be made available by NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

15. ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

16. NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Company shall be at the address or telephone, facsimile or telex numbers as follows:

Attn:                Freddi Klassen

DBX ETF Trust

875 Third Avenue

New York, New York 10024

                       Telephone: (212) 454-0238

                       Email: Freddi.Klassen@dws.com

Copy to:         Jeremy Senderowicz

                      Vedder Price LLP

                      1633 Broadway 31st Floor

                      New York, New York 10019

                      Telephone: (212) 407-7740

                      Email: jsenderowicz@vedderprice.com

All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

17. EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a) This Agreement shall become effective five (5) Business Days after execution and delivery to the Distributor upon notice by the Distributor to the Authorized Participant. A “Business Day” shall mean each day the Listing Exchange is open for regular trading. This Agreement may be terminated at any time by any party upon sixty (60) days prior written notice to the other parties and may be terminated earlier by the Company or the

10

Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement supersedes any prior such agreement between or among the parties.

(b) This Agreement may be amended by the Company or the Distributor from time to time without the consent of any Beneficial Owner by the following procedure. The Company or the Distributor will mail a copy of the amendment to the Authorized Participant and the Company or Distributor, as applicable. For purposes of this Agreement, mail will be deemed received by the recipient thereof on the fifth (5th) Business Day following the deposit of such mail into the U.S. Postal system. If neither the Authorized Participant nor the other party objects in writing to the amendment within five (5) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

18. GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

19. SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20. ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

21. INTERPRETATION.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

22. ENTIRE AGREEMENT.

This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

23. SEVERANCE.

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If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Distributor determines in its discretion, after consulting with the Company, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor’s notification of the Company of such a determination, this Agreement shall immediately terminate and the Distributor will so notify the Authorized Participant immediately.

24. NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

25. SURVIVAL.

Section 12 (Indemnification) hereof shall survive the termination of this Agreement.

26. OTHER USAGES.

The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

27. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement and any modifications, waivers or notifications relating thereto, may be executed and delivered by facsimile, electronic mail, or other electronic means, including via Docu-sign. Any such e-signature, facsimile, electronic mail transmission, or communication via such electronic means shall constitute the final agreement of the parties and shall be deemed to be in writing and have the same effect as if signed manually.

[Signature Page Follows]

12

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED: ____________

ALPS DISTRIBUTORS, INC.

BY:___________________________________

      NAME:___________________________________

TITLE:________________________________

ADDRESS: 1290 Broadway, Suite 1100, Denver CO 80203

TELEPHONE: 303.623.2577

FACSIMILE: 303.623.7850

[NAME OF AUTHORIZED PARTICIPANT]

BY:___________________________________

NAME:___________________________________

TITLE:________________________________

ADDRESS:______________________________

TELEPHONE:____________________________

FACSIMILE:___________________________________

ACCEPTED BY: The Bank of New York Mellon, AS TRANSFER AGENT

BY:__________________________________________

NAME:___________________________________

TITLE:_______________________________________

ADDRESS:_____________________________________

TELEPHONE:___________________________________

FACSIMILE:___________________________________

13

ANNEX I

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR DBX ETF TRUST

Name	Ticker
Xtrackers Harvest CSI 300 China A-Shares ETF	ASHR
Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF	ASHS
Xtrackers USD High Yield BB-B ex Financials ETF	BHYB
Xtrackers California Municipal Bond ETF	CA
Xtrackers Semiconductor Select Equity ETF	CHPS
Xtrackers US National Critical Technologies ETF	CRTC
Xtrackers MSCI All World ex US Hedged Equity ETF	DBAW
Xtrackers MSCI EAFE Hedged Equity ETF	DBEF
Xtrackers MSCI Emerging Markets Hedged Equity ETF	DBEM
Xtrackers MSCI Europe Hedged Equity ETF	DBEU
Xtrackers MSCI Eurozone Hedged Equity ETF	DBEZ
Xtrackers MSCI Japan Hedged Equity ETF	DBJP
Xtrackers FTSE Developed ex US Multifactor ETF	DEEF
Xtrackers Russell US Multifactor ETF	DEUS
Xtrackers MSCI EAFE ESG Leaders Equity ETF	EASG
Xtrackers Emerging Markets Carbon Reduction and Climate Improvers ETF	EMCR
Xtrackers MSCI Emerging Markets ESG Leaders Equity ETF	EMSG
Xtrackers International Real Estate ETF	HAUZ
Xtrackers MSCI All World ex US High Dividend Yield Equity ETF	HDAW
Xtrackers MSCI EAFE High Dividend Yield Equity ETF	HDEF
Xtrackers Low Beta High Yield Bond ETF	HYDW
Xtrackers USD High Yield Corporate Bond ETF	HYLB
Xtrackers Risk Managed USD High Yield Strategy ETF	HYRM
Xtrackers High Beta High Yield Bond ETF	HYUP
Xtrackers MSCI Kokusai Equity ETF	KOKU
Xtrackers S&P MidCap 400 ESG ETF	MIDE
Xtrackers RREEF Global Natural Resources ETF	NRES
Xtrackers Cybersecurity Select Equity ETF	PSWD
Xtrackers Russell 1000 US Quality at a Reasonable Price ETF	QARP
Xtrackers Municipal Infrastructure Revenue Bond ETF	RVNU
Xtrackers Short Duration High Yield Bond ETF	SHYL
Xtrackers S&P SmallCap 600 ESG ETF	SMLE
Xtrackers S&P ESG Dividend Aristocrats ETF	SNPD
Xtrackers S&P 500 ESG ETF	SNPE
Xtrackers S&P 500 Growth ESG ETF	SNPG
Xtrackers S&P 500 Value ESG ETF	SNPV
Xtrackers MSCI USA Climate Action Equity ETF	USCA
14

Xtrackers Net Zero Pathway Paris Aligned US Equity ETF	USNZ
Xtrackers MSCI USA ESG Leaders Equity ETF	USSG
Xtrackers US Green Select Infrastructure Select Equity ETF	UPGR

15

ANNEX II

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR DBX ETF TRUST

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex II to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of DBX ETF Trust in Creation Units of each Fund and (2) a Redemption Order for the redemption of Shares of DBX ETF Trust in Creation Units of each Fund. Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

An Authorized Participant is required to have signed the Authorized Participant Agreement. Upon acceptance of the Agreement and execution thereof by the Company and in connection with the initial Purchase Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of DBX ETF Trust. Purchase and Redemption Orders will only be accepted in accordance with the Company's then-current registration statement.

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ANNEX II -- PART A

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR DBX ETF TRUST

TO PLACE A PURCHASE ORDER FOR

CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF

DBX ETF TRUST

1. PLACING A PURCHASE ORDER.

The Authorized Participant (“AP”) submitting an order to create shall submit such orders containing the information required by to the Transfer Agent in the following manner: (a) by telephone to the Transfer Agent Representative followed up with the faxed order form according to the procedures set forth below, or; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex VI; or (c) by telephone to the Transfer Agent Representative and the Distributor, as applicable, according to the procedures set forth below. The order so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Purchase Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. Notwithstanding the foregoing, the Company may, but is not required to, permit custom orders (defined as a basket of securities or cash that differs from a published or transacted Fund Deposit) until 4:00 p.m., Eastern time, or until the market close (in the event the Exchange closes early).

NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED SUBMISSION.

To begin a Purchase Order that is not submitted through the BNYM Interface, the Authorized Participant ("AP") must telephone the BNYM ETF Order Desk Administrator at 844-545-1258 or such other number as BNYM designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP and answered by the BNYM ETF Order Desk before the closing time of the regular trading session on the Listing Exchange, which is ordinarily 4:00 p.m. Eastern Standard Time ("Listing Exchange Closing Time or Order Cutoff Time"). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), the BNYM ETF Order Desk Administrator will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, the BNYM ETF Order Desk Administrator will read the Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by the BNYM ETF Order Desk Administrator. If the AP affirms that the Purchase Order has been taken correctly, the BNYM ETF Order Desk Administrator will issue a confirmation number to the AP, which completes the order. All orders may also be placed by the AP via the BNYM Interface by the times described above.

Purchase Orders for select Funds T-1 (T minus 1) Next Day are to be placed after the Listing Exchange Closing Time of 4:00 PM Eastern Standard Time on any Business Day. Such Purchase Orders, if accepted, will receive the next Business Days NAV per Creation Unit. The Transfer Agent’s telephone number for all T- l orders is 844-545-1261

Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), Transfer Agent will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker

17

symbols when referring to each Fund. After the AP has placed the Purchase Order, Transfer Agent will read the Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by Transfer Agent. If the AP affirms that Purchase Order has been taken correctly, Transfer Agent will issue a Confirmation Number to the AP. PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CAN NOT BE CANCELED BY THE AP REPRESENTATIVE AFTER THE PURCHASE CLOSING TIME APPLICABLE TO THAT ORDER. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY THE AP SHOULD NOT HANG UP AND REDIAL. FOR STANDARD ORDERS, CALLS THAT ARE IN PROGRESS BY 3:59:59 ARE VALID FOR PROCESSING AND IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. FOR CUSTOM ORDERS, CALLS THAT ARE IN PROGRESS BY 2:59:59 ARE VALID FOR PROCESSING AND IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. FOR INTERNATIONAL T-1 FUND ORDERS, CALLS THAT ARE IN PROGRESS BY 4:59:59 (4:44:59 FOR X-trackers Harvest CSI 300 China A Shares Fund) ARE VALID FOR PROCESSING AND, IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A TRANSFER AGENT REPRESENTATIVE. CALLS THAT ARE PLACED BEFORE 3:59:59 (OR 2:59:59 FOR CUSTOM ORDERS OR 4:59:59 (4:44:59 FOR X-trackers Harvest CSI 300 China A Shares Fund) FOR T-1 ORDERS) BUT THAT ARE STILL HOLDING IN QUEUE UNANSWERED AT OR AFTER 4:00 PM (OR 3:00 PM FOR CUSTOM ORDERS OR 5:00 PM (4:45 FOR X-trackers Harvest CSI 300 China A Shares Fund) FOR INTERNATIONAL T-1 FUND ORDERS) WILL NOT BE PROCESSED OR ACCEPTED. INCOMING CALLS RECEIVED AFTER THE APPLICABLE PURCHASE CLOSING TIME WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customer’s behalf) not later than the applicable Purchase Closing Time, the Distributor will accept the Purchase Order on behalf of Company and Distributor and will confirm in writing to the AP that its Purchase Order has been accepted within 45 minutes after the designated Order Window Cut-off Time (e.g., 4:45 p.m. or 5:30 p.m. Eastern Time, as appropriate) on the Business Day the Purchase Order is received. Once the Purchase Order has been approved by the Distributor, the Distributor will sign or time-stamp the order and send the Purchase Order to the Transfer Agent.

3. QUALITY ASSURANCE.

After a Confirmation Number is issued by ETF Administrator to the AP, AP will fax a written version of the Purchase Order to ETF Administrator. Upon receipt, ETF Administrator should immediately telephone AP if ETF Administrator believes that the Purchase Order has not been indicated correctly by AP. In addition, ETF Administrator will telephone the AP within 15 minutes of the call if the Purchase Order form has not been received.

4. REJECTING OR SUSPENDING PURCHASE ORDERS.

The Company or Distributor reserves the absolute right to reject or revoke acceptance of a Purchase Order if (i) the order is not in proper form as determined by the Company, ETF Administrator or Distributor, (ii) the portfolio of Deposit Securities delivered is not as specified by Distributor; (iii) acceptance of the Deposit Securities would have certain adverse tax consequences to the Company or any Fund; (iv) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; (v) the acceptance of the Portfolio Deposit would otherwise, in the discretion of the Company, have an adverse effect on the Company or the rights of beneficial owners of a Fund; or (vi) circumstances outside the control of Company, Distributor or Transfer Agent make it for all practical purposes impossible to process a Purchase Order. The Company or the Distributor shall notify the

18

AP of a rejection or revocation of any Purchase Order. The Company and Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Portfolio Deposits nor shall either of them incur any liability for the failure to give any such notification.

Except as provided herein, all Purchase Orders for Creation Units of Shares of the Company are irrevocable by the AP. The Company acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to the Company in respect of any Deposit Security that is transferred to Company that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.

5. CONTRACTUAL SETTLEMENT

(a) for Domestic Funds

(1) Except as provided below, Deposit Securities must be delivered through the National Securities Clearing Corporation (“NSCC”) to a Depository Trust Company (“DTC”) account maintained at the Custodian of the Company on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to Company, immediately available or same day funds estimated by Company to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Company. The “Contractual Settlement Date” is the earlier of: (i) the date upon which all of the required securities, any cash component and any other cash amounts which may be due are delivered to the Fund; and (ii) the settlement date of the Creation Unit. . Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued concurrently with the transfer of good title to Company of the portfolio of Deposit Securities through the NSCC’s Continuous Net Settlement (“CNS”) system and the payment of the Cash Component and the purchase Transaction Fee through CNS.

(a)	The use of CNS, a net settlement system, creates a fungible position in the ETF agent’s DTC account, as such there may not be a one to one relationship between the internal and external records until all Deposit Security Transactions are settled at NSCC.

(2) The Company reserves the right to accept a basket of securities or cash that differs from a basket of Deposit Securities and/or cash published or transacted on a Business Day or to permit the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component for Custom Orders to replace any Deposit Security of a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but the Company, may adjust the “Transaction Fee” within the parameters described in the ProspectusThe Company also reserves the right to permit the substitution of a cash in lieu amount to be added to the Cash Component to replace any Deposit Security the acquisition of which by the Company would be prohibited by applicable law or regulation.

(3) Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(4) The Company reserves the right to accept a basket of securities or cash that differs from a published or transacted Fund Deposit, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security.. If the Company notifies the Distributor and Transfer Agent via the order platform or electronic means that a “cash in lieu” amount will be accepted, the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust which may include any difference between the

19

actual cost to the Company to acquire an omitted security and the value of the security had the security been delivered in kind. Additional amounts, if any, shall be included in the calculation of the Cash Component to be received. Any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

(4) In the event that a Fund Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Company issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to the percentage identified in Annex I of the value of the missing Deposit Securities. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that the Company, acting in good faith, may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Company of purchasing such securities and the value of the collateral, which may be sold by the Company at such time, and in such manner, as the Company may determine in its sole discretion.

(b)       For International Funds:

(1)       Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local Subcustodian of the Company on or before the International Contractual Settlement Date (defined below). The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Company, immediately available or same day funds estimated by the Company to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The “International Contractual Settlement Date” with respect to each International Fund is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to Company and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2)       Except as provided in the next two paragraphs, a Creation Unit of Shares will not be issued until the transfer of good title to the Company of the portfolio of Deposit Securities and the payment of the Cash Component and the purchase Transaction Fee have been completed. When the Subcustodian confirms to Custodian that the required securities included in the Portfolio Deposit (or, when permitted in the sole discretion of the Company, the cash value thereof) have been delivered to the account of the relevant Subcustodian, Custodian shall notify Distributor and Company will issue and cause the delivery of the Creation Unit of Shares.

(3)       The Companyreserves the right to accept a basket of securities or cash that differs from a basket of Deposit Securities and/or cash published or transacted on a Business Day, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount). If the Company notifies the Distributor and Transfer Agent via the order platform or electronic means the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by Company,including any applicable adjustment to the Transaction Fee as allowable by the Prospectus. For T-1 Purchase Orders, the AP will deliver the “cash in lieu” amount on the Business Day following the day the Order was placed (T). For all other orders with respect to the International T-1 Funds, the AP will deliver the “cash in lieu” amount no later than the Business Day following the day the Order was placed. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The issuance of Creation Units of Shares for the International T-1 Funds will occur on the latest day for settlement on the customary settlement cycle in the jurisdictions where the securities of such Funds are traded, notwithstanding the delivery of the Cash Component prior to such date.

20

(4)       In the event that a Creation Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Company may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Deposit Securities. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by Transfer Agent upon request. The parties hereto further agree that Company may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Company of purchasing such Deposit Securities and the value of the collateral, which may be sold by Company at such time, and in such manner, as Company may determine in its sole discretion.

6.       CASH PURCHASES

When, in the sole discretion of the Company, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset the Company’s brokerage and other transaction costs associated with using the cash to purchase the requisite Deposit Securities, the AP must pay a Transaction Fee. The Transaction Fees for in-kind and cash purchases of Creation Units of Shares are described in the Prospectus.

7.       CUSTOM BASKETS.

The Company has developed procedures for Creations and Redemptions using baskets of securities and/or cash that differ from a basket of Deposit Securities and/or cash published or transacted on a Business Day (a “custom basket”). In order for an AP to deliver or receive a custom basket to the Distributor or Transfer Agent and the Company in connection with a purchase order rather than the basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor or Transfer Agent must notify the AP that the Fund would like to effect the purchase through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its purchase order and the AP must agree to deliver the Custom Basket in connection with the purchase. On or prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities to be added to or omitted from the creation basket. For the avoidance of doubt, where an AP submits an order with certain positions marked as cash in lieu, such order is not subject to this provision

8.        SHORT SETTLEMENT TRANSACTIONS.

With respect to short settlement transactions, as may be permitted for certain Funds from time to time, the Trust may assess a cash collateral buffer as a percentage of the total order value. The cash collateral buffer would be added to the Cash Component of the basket. On the Business Day following the trade date of a short settlement transaction, the Trust will calculate the true-up amount and either instruct a return wire to the Participant with all or a portion of the cash collateral or require additional funds from the Participant. The Trust requires the true-up amount from the Participant to be paid same day.

21

ANNEX II -- PART B

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR DBX ETF TRUST

PROCEDURES TO PLACE A REDEMPTION ORDER FOR

CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF

DBX ETF TRUST

1. PLACING A REDEMPTION ORDER

Redemption Orders for Creation Units of Shares may be initiated only on days that the Listing Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of each Fund.

The AP submitting a request to redeem shall submit such requests containing the information required to the Transfer Agent in the following manner: (a) by telephone to the Transfer Agent Representative followed up with the faxed order form according to the procedures set forth below, or; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex VI; or (c) by telephone to the Transfer Agent Representative and the Distributor, as applicable, according to the procedures set forth below. The request so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Redemption Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. Notwithstanding the foregoing, the Company may, but is not required to, permit custom orders (defined as a basket of securities or cash that differs from a published or transacted Fund Deposit) until 4:00 p.m., Eastern time, or until the market close (in the event the Exchange closes early).

NOTE THAT WHEN THE TELEPHONIC METHOD OF REQUESTING A REDEMPTION IS USED, THE TELEPHONE CALL IN WHICH THE REQUEST NUMBER IS ISSUED INITIATES THE REQUEST PROCESS BUT DOES NOT ALONE CONSTITUTE THE REQUEST. A REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED SUBMISSION.

Redemption Orders for Creation Units of Shares may be initiated only on days that the Listing Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of each Fund. To begin a Redemption Order, that is not submitted through the BNYM Interface, the AP must telephone the BNYM ETF Order Desk Administrator at 844-545-1258. This telephone call must be made by an Authorized Person of the AP and answered by THE BNYM ETF Order Desk before the closing time of the regular trading session on the Listing Exchange which is ordinarily 4:00p.m. Eastern Standard Time ("Listing Exchange Closing Time or Order Cutoff Time'). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), the BNYM ETF Order Desk Administrator will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to a Fund. After the AP has placed the Redemption Order, the BNYM ETF Order Desk Administrator will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by the BNYM ETF Order Desk Administrator. If the AP affirms that the Redemption Order has been taken correctly, the BNYM ETF Order Desk Administrator will issue a confirmation number to the AP which completes the order. All orders may also be placed by the AP via the BNYM ETF Center Interface by the times described above

Redemption Orders for select funds (T-1 (T minus 1)) Next Day, are to be placed after the Listing Exchange Closing Time of 4:00 PM Eastern Standard Time on any Business Day. Such Redemption Orders, if accepted, will receive the next Business Day's NAV per Creation Unit. The Transfer Agent telephone number for all T-1 orders is 844-545-1261.

22

Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), Transfer Agent will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Redemption Order, Transfer Agent will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by Transfer Agent. If the AP affirms that Redemption Order has been taken correctly, Transfer Agent will issue a Confirmation Number to the AP. PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CAN NOT BE CANCELED BY THE AP REPRESENTATIVE AFTER THE REDEMPTION ORDER CLOSING TIME APPLICABLE TO THAT ORDER. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY THE AP SHOULD NOT HANG UP AND REDIAL. FOR STANDARD ORDERS, CALLS THAT ARE IN PROGRESS BY 3:59:59 ARE VALID FOR PROCESSING AND IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A TRANSFER AGENT REPRESENTATIVE. CALLS THAT ARE PLACED BEFORE 3:59:59 BUT THAT ARE STILL HOLDING IN QUEUE UNANSWERED AT OR AFTER 4:00 PM (OR 3:00 PM FOR CUSTOM ORDERS OR 5:00 PM (4:45 PM FOR X-trackers Harvest CSI 300 China A Shares Fund) FOR T-1 ORDERS) WILL NOT BE PROCESSED OR ACCEPTED. INCOMING CALLS RECEIVED AFTER THE APPLICABLE REDEMPTION CLOSING TIME WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF CONFIRMATION.

Subject to the conditions that a duly completed Redemption Order is received by Transfer Agent from the AP on behalf of itself or another redeeming investor by the applicable Redemption Closing Time, the Transfer Agent will accept the Redemption Order on behalf of Company and Distributor and will confirm in writing to the AP that its Redemption Order has been accepted within 45 minutes after the designated Order Window Cut-off Time (e.g., 4:45 p.m. or 5:30 p.m. Eastern Time, as appropriate) on the Business Day the Redemption Order is received.

3. QUALITY ASSURANCE.

(a) After a Confirmation Number is issued by ETF Administrator to the AP, AP will fax a copy of the Redemption Order to the Transfer Agent. Upon receipt, Transfer Agent should immediately telephone AP if the Transfer Agent believes that the Redemption Order has not been indicated correctly by the AP. In addition, ETF Administrator will telephone the AP within 15 minutes of the call if the Redemption Order form has not been received.

(b) In the Redemption Order, the AP will be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to Company any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates. In the Redemption Order, the AP will also be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that Company is entitled to reduce the amount of money or other proceeds due to the AP or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates.

4. TAKING DELIVERY OF DEPOSIT SECURITIES.

23

The Deposit Securities constituting in-kind redemption proceeds will be delivered to the appropriate account which must be indicated in the AP’s Standing Redemption Instructions. An Authorized Person of the AP may amend the AP’s Standing Redemption Instructions from time to time in writing to ETF Administrator and Company in a form approved by Company. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain an appropriate securities account at a broker-dealer, bank or other custody arrangements to which account such Deposit Securities will be delivered. Redemptions of Shares for Deposit Securities will be subject to compliance with applicable United States federal and state securities laws.

5. CONTRACTUAL SETTLEMENT.

(a)       For Domestic Funds:

(1) Except as provided below, the Shares of any Domestic Fund must be delivered through the National Securities Clearing Corporation (“NSCC”) to a Depository Trust Company (“DTC”) account maintained at the applicable custodian of any Domestic Fund on or before the Domestic Contractual Settlement Date (defined below). The Company will make available on the Domestic Contractual Settlement Date, the Cash Component next determined after acceptance of the Redemption Order, less the applicable purchase Transaction Fee. The “Contractual Settlement Date” is the earlier of: (i) the date upon which all of the required securities, any cash component and any other cash amounts which may be due are delivered to the Fund; and (ii) the settlement date of the Creation Unit. Except as provided in the next two paragraphs, the Deposit Securities representing Creation Units of Shares will be issued concurrently with the transfer of good title to Company of the required number of Shares through the NSCC’s Continuous Net Settlement (CNS) system and the delivery of the Cash Component less the purchase Transaction Fee through CNS.

(a)	The use of CNS, a net settlement system, creates a fungible position in the ETF agent’s DTC account, as such there may not be a one to one relationship between the internal and external records until all Deposit Security Transactions are settled at NSCC.

(2) The Company reserves the right to accept a basket of securities or cash that differs from a published or trasacted Fund deposit or to permit the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component to replace any Deposit Security of a Fund may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund. The Company, may adjust the Transaction Fee within the parameters described in the Prospectus. The Company also reserves the right to permit the substitution of a cash in lieu amount to be added to the Cash Component to replace any Deposit Security or any portion of a Deposit Security to the extent the Company is prohibited, at the time of such Redemption Order, from acquiring such Deposit Security by applicable law or regulation. Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(3) In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Company may deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Shares marked to market daily. The parties hereto further agree that the Company may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Company of purchasing such securities and the value of the collateral, which may be sold by the Company at such time, and in such manner, as the Company may determine in its sole discretion.

(b)       For International Funds:

24

(1)       Except as provided below, the Shares must be delivered to an account maintained at the applicable local Subcustodian of Company on or before the Business Day immediately following the date on which the redemption order was placed. The Company will also make available on the International Contractual Settlement Date, immediately available or same day funds sufficient to pay the Cash Component next determined after acceptance of the Redemption Order, less the applicable redemption Transaction Fee (as described in the Prospectus). The “International Contractual Settlement Date” of an International Fund is the earlier of (i) the date upon which all of the Deposit Securities are delivered to the AP and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2)       Deliveries of redemption proceeds by the Funds generally will be made within three (3) Business Days. Due to the schedule of holidays in certain countries, however, the delivery of in-kind redemption proceeds of International Funds may take longer than three Business Days after the day on which the Redemption Order is placed.

(3)       Except as provided in the next two paragraphs, the Deposit Securities will not be issued until the transfer of good title to the Company of the required Creation Unit(s) of Shares has been completed. When the relevant Subcustodian confirms to Custodian that the required Shares (or, when permitted in the sole discretion of the Company, the cash value thereof) have been delivered to the account of such Subcustodian, the Custodian shall notify Distributor, and the Company will issue and cause the delivery of the Deposit Securities.

(4)       The Company may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery, the acquisition of which would be prohibited by applicable law or regulation, or for other similar reasons. If the Company notifies the Distributor and Transfer Agent via the order platform or electronic means that a “cash in lieu” amount will be delivered, the AP shall receive, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by Company, including any applicable adjustment to the Transaction Fee as allowable by the Prospectus. For T-1 Orders and all other orders with respect to the International T-1 Funds, the AP will receive the “cash in lieu” amount on the settlement date of the Creation Unit(s). The issuance of cash for T-1 Orders will occur on the latest day for settlement on the customary settlement cycle in the jurisdictions where the securities of such Funds are traded.

(5)       In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Company may deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Shares. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by Transfer Agent upon request. The parties hereto further agree that the Company may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Company of purchasing such securities and the value of the collateral, which may be sold by the Company at such time, and in such manner, as the Company may determine in its sole discretion.

6. CASH REDEMPTIONS.

In the event that, in the sole discretion of Company, cash redemptions are permitted or required by Company, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

25

7. CUSTOM BASKETS.

The Company has developed procedures for Creations and Redemptions using baskets of a basket of Deposit Securities and/or cash published or transacted on a Business Day (a “Custom Basket”). In order for an AP to deliver or receive a Custom Basket to the Distributor or Transfer Agent and the Company in connection with a purchase or redemption order rather than the basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor, the Funds’ investment adviser, or Company must notify the AP that the Fund would like to effect the purchase or redemption through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its Purchase Order and the AP must agree to deliver the Custom Basket in connection with the purchase. Prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities in the custom creation basket. For the avoidance of doubt, where an AP submits an order with certain positions marked as cash in lieu, such order is not subject to this provision.

8. STANDING REDEMPTION INSTRUCTIONS.

Annex V hereto contains the AP’s Standing Redemption Instructions, which includes information identifying the account(s) into which Deposit Securities of each Fund and any other redemption proceeds should be delivered by Company pursuant to a Redemption Order.

9.	SHORT SETTLEMENT TRANSACTIONS.

With respect to short settlement transactions, as may be permitted for certain Funds from time to time, the Trust may assess a cash collateral buffer as a percentage of the total order value. The cash collateral buffer would be added to the Cash Component of the basket. On the Business Day following the trade date of a short settlement transaction, the Trust will calculate the true-up amount and either instruct a return wire to the Participant with all or a portion of the cash collateral or require additional funds from the Participant. The Trust requires the true-up amount from the Participant to be paid same day.

26

ANNEX II -- PART C

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR DBX ETF TRUST

CREATION/REDEMPTION ORDER FORM DBX ETF TRUST

CONTACT INFORMATION FOR ORDER EXECUTION:

Telephone Order Numbers: (844) 545-1258 (844) 545-1261 (for T-1 Orders 4:00pm- 5:00pm)

Fax Number: (732) 667 – 9478 (Alt. Fax # (718) 315 –4850)

ALPS DISTRIBUTORs, INC., DISTRIBUTOR BANK OF NEW YORK MELLON, TRUSTEE

ALL ITEMS IN PART I MUST BE COMPLETED BY PARTICIPANT. THE DISTRIBUTOR, THE TRANSFER AGENT, AND/OR THE TRUST, IN THEIR DISCRETION, MAY REJECT ANY ORDER NOT SUBMITTED IN COMPLETE FORM OR CONTAINING AMBIGUOUS INSTRUCTIONS. DEFINED TERMS SET FORTH BELOW SHALL HAVE THE MEANING AS SET FORTH IN THE PARTICIPANT AGREEMENT.

I. TO BE COMPLETED BY PARTICIPANT

Date:___________________________	Time:_____________ (ET)
Your Name:______________________________________	Firm Name:_____________________________________
NSCC/DTC Participant Number:__________ /_________	Telephone Number:______________________________
Email Address:___________________________________	Fax Number:____________________________________

Type of order (Check One): ❒ Creation ❒ Redemption

Settlement Type (Check One): ❒ Cash* ❒ In-Kind ❒ Cash in lieu #ASHS, ASHR are CASH ONLY

*All other FULLCASH orders must be agreed upon by the Trust and preapproved prior to entering into the order platform.

Settlement Option (Check One) Subject to Approval: ❒ T+0 ❒ T+1 ❒ T+2 ❒ T+3 #Redemptions for ASHR and ASHS

**T+0 applies to CREATIONS only on these funds

ALL TIMES ARE EASTERN

Select ETF for transaction (One CU = 10,000 Shares)	TICKER	T WINDOW	T+0 WINDOW	T-1 WINDOW
❒ Xtrackers MSCI Kokusai Equity ETF	KOKU	9:00AM - 4:00 PM	N/A	4:00 - 5:00 PM
Select ETF for transaction (One CU = 25,000 Shares)	TICKER	T WINDOW	T+0 WINDOW	T-1 WINDOW
❒ Xtrackers Risk Managed USD High Yield Strategy ETF	HYRM	9:00AM - 4:00 PM	N/A	N/A
❒ Xtrackers Russell 1000 US Quality at a Reasonable Price ETF	QARP	9:00AM - 4:00 PM	N/A	N/A
❒ Xtrackers US Green Infrastructure Select Equity ETF	UPGR	9:00AM - 4:00 PM	N/A	N/A
❒ Xtrackers Semiconductor Select Equity ETF	CHPS	9:00AM - 4:00 PM	N/A	4:00 - 5:00 PM
❒ Xtrackers Cybersecurity Select Equity ETF	PSWD	9:00AM - 4:00 PM	N/A	4:00 - 5:00 PM
❒ Xtrackers RREEF Global Natural Resources ETF	NRES	9:00 - 10:00 AM	N/A	4:00 - 5:00 PM
Select ETF for transaction (One CU = 50,000 Shares)	TICKER	T WINDOW	T+0 WINDOW	T-1 WINDOW
❒ Xtrackers MSCI All World ex US Hedged Equity ETF	DBAW	9:00 - 10:00 AM	N/A	4:00 - 5:00 PM
❒ Xtrackers MSCI Emerging Markets Hedged Equity ETF	DBEM	9:00 - 10:00 AM	N/A	4:00 - 5:00 PM
❒ Xtrackers MSCI Europe Hedged Equity ETF	DBEU	9:00 - 10:00 AM	N/A	4:00 - 5:00 PM
❒ Xtrackers MSCI Eurozone Hedged Equity ETF	DBEZ	9:00 - 10:00 AM	N/A	4:00 - 5:00 PM
❒ Xtrackers MSCI Japan Hedged Equity ETF	DBJP	9:00 - 10:00 AM	N/A	4:00 - 5:00 PM
❒ Xtrackers MSCI All World ex US High Dividend Yield Equity ETF	HDAW	9:00 AM - 4:00 PM	N/A	4:00 - 5:00 PM
❒ Xtrackers MSCI EAFE High Dividend Yield Equity ETF	HDEF	9:00 AM - 4:00 PM	N/A	4:00 - 5:00 PM
❒ Xtrackers Municipal Infrastructure Revenue Bond ETF	RVNU	9:00 AM - 3:00 PM	N/A	N/A
❒ Xtrackers Short Duration High Yield Bond ETF	SHYL	9:00 AM - 3:00 PM	N/A	N/A
❒ Xtrackers High Beta High Yield Bond ETF	HYUP	9:00 AM - 3:00 PM	N/A	N/A
❒ Xtrackers Low Beta High Yield Bond ETF	HYDW	9:00 AM - 3:00 PM	N/A	N/A
❒ Xtrackers International Real Estate ETF	HAUZ	9:00 AM - 2:00 PM	N/A	4:00 - 5:00 PM
❒ Xtrackers Russell US Multifactor ETF	DEUS	9:00 AM - 4:00 PM	N/A	N/A
❒ Xtrackers FTSE Developed ex US Multifactor ETF	DEEF	9:00AM - 4:00 PM	N/A	4:00 - 5:00 PM
❒ Xtrackers Harvest CSI 300 China A-Shares ETF#	ASHR	N/A	N/A	4:00 - 4:45 PM
❒ Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF#	ASHS	N/A	N/A	4:00 - 4:45 PM
❒ Xtrackers MSCI EAFE ESG Leaders Equity ETF	EASG	9:00AM - 4:00 PM	N/A	4:00 - 5:00 PM
❒ Xtrackers MSCI Emerging Markets ESG Leaders Equity ETF	EMSG	9:00AM - 4:00 PM	N/A	4:00 - 5:00 PM
❒ Xtrackers Emerging Markets Carbon Reduction and Climate Improvers ETF	EMCR	9:00AM - 4:00 PM	N/A	4:00 - 5:00 PM
❒ Xtrackers MSCI USA ESG Leaders Equity ETF**	USSG	9:00 AM - 4:00 PM	8:00 -9:30 AM	N/A
❒ Xtrackers S&P 500 ESG ETF**	SNPE	9:00 AM - 4:00 PM	8:00 -9:30 AM	N/A
❒ Xtrackers S&P MidCap 400 ESG ETF	MIDE	9:00AM - 4:00 PM	N/A	N/A
27

Select ETF for transaction (One CU = 50,000 Shares)	TICKER	T WINDOW	T+0 WINDOW	T-1 WINDOW
❒ Xtrackers S&P SmallCap 600 ESG ETF	SMLE	9:00AM - 4:00 PM	N/A	N/A
❒ Xtrackers Net Zero Pathway Paris Aligned US Equity ETF	USNZ	9:00AM - 4:00 PM	N/A	N/A
❒ Xtrackers S&P ESG Dividend Aristocrats ETF	SNPD	9:00AM - 4:00 PM	N/A	N/A
❒ Xtrackers S&P 500 Growth ESG ETF	SNPG	9:00AM - 4:00 PM	N/A	N/A
❒ Xtrackers S&P 500 Value ESG ETF	SNPV	9:00AM - 4:00 PM	N/A	N/A
❒ Xtrackers MSCI USA Climate Action Equity ETF	USCA	9:00AM - 4:00 PM	N/A	N/A
❒ Xtrackers USD High Yield BB-B ex Financials ETF	BHYB	9:00AM - 3:00 PM	N/A	N/A
❒ Xtrackers US National Critical Technologies ETF	CRTC	9:00AM - 4:00 PM	N/A	4:00 - 5:00 PM
❒ Xtrackers California Municipal Bond ETF	CA	9:00AM - 3:00 PM	N/A	N/A
Select ETF for transaction (One CU = 100,000 Shares)	TICKER	T WINDOW	T+0 WINDOW	T-1 WINDOW
❒ Xtrackers USD High Yield Corporate Bond ETF	HYLB	9:00 AM - 3:00 PM 9:00 AM - 3:00 PM In-Kind	N/A	N/A
Select ETF for transaction (One CU = 200,000 Shares)	TICKER	T WINDOW	T+0 WINDOW	T-1 WINDOW
❒ Xtrackers MSCI EAFE Hedged Equity ETF	DBEF	9:00-10:00 AM	N/A	4:00-5:00 PM

If creation/redemption is a custom basket order, indicate the restricted security name, ticker and number of shares to be settled in cash as part of the Cash Component.

Name ____________________________ Symbol _________ Number of Shares_____________

Name ____________________________ Symbol _________ Number of Shares_____________

The Participant represents and warrants that it will not redeem a Creation Unit unless it, or the party for which it is acting, as the case may be, first owns the requisite number of Shares to be redeemed as a Creation Unit.

With respect to each order for one or more Creation Units of Shares of the Fund, the Participant represents and warrants to the Distributor, Transfer Agent and the Fund that (based upon the number of outstanding Shares of the Fund made publicly available by the Fund) (i) it does not hold, and will not as a result of the contemplated transaction hold, for the account of any single Beneficial Owner of Shares of the Fund, eighty percent (80%) or more of the outstanding Shares of the Fund, or (ii) if it does hold for the account of any single Beneficial Owner of Shares of the Fund, eighty percent (80%) or more of the outstanding Shares of the Fund, that such a circumstance would not result in Fund acquiring a basis in the portfolio securities deposited with the Fund with respect to an order to create Shares in the Fund different from the market value of such portfolio securities on the date of such order, pursuant to Section 351 and 362 of the Internal Revenue Code of 1986, as amended. If more than one Beneficial Owner is combined in an order to create Shares, this representation is made by taking into account all such Beneficial Owners’ ownership of Shares as a group.

THIS TRANSACTION SHALL BE EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE TRUST’S CURRENT PROSPECTUS AND THE PARTICIPANT AGREEMENT

#of Creation Units (CU) Transacted Number:_________ Number written out: _________________________

Order #: __________________ Authorized Person’s Signature__________________________________________

II. TO BE COMPLETED BY DISTRIBUTOR/TRUSTEE

This certifies that the above order has been:

❒ Accepted by the Distributor/Trustee ❒ Declined-Reason: ___________________________________

Date___________ Time________ Authorized Signature_______________________________

28

ANNEX III

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR DBX ETF TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS OF THE AP

The following are the names, titles and signatures of all persons (each an “Authorized Person") authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the AP pursuant to this Agreement.

_____________ ____________ _____ _

Participant Name NSCC #

NAME	SIGNATURE (digital is acceptable	TITLE	TELEPHONE NUMBER	E-MAIL ADDRESS

The undersigned does hereby certify that the persons listed above have been duly elected to the offices set forth next to their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this institution in its capacity as an AP.

By:

Name:

Title:

Date:

29

ANNEX IV

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR DBX ETF TRUST

THE AP ACCOUNTS

FOR DELIVERY OF DEPOSIT SECURITIES

The accounts into which the DBX ETF Trust should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

Name of AP: __________________

Account Name: __________________

Account Number: __________________

Other Reference Number: __________________

30

ANNEX V

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement (the “AP Agreement”). In the event of any conflict between the terms of this Annex V and the main body of the AP Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex V shall control.

1.       (a) Authorized Participant shall provide to the Transfer Agent a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Transfer Agent in writing in the event that any person’s status as an Authorized Person is revoked or terminated as soon as possible, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the AP Agreement. Upon termination of the AP Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2.       Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

3.       (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant’s possession or under its control.

4.       Authorized Participant agrees that it shall have sole responsibility for maintaining adequate

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security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent. Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted.

5.       Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6.       Transfer Agent reserves the right to revoke Authorized Participant’s access to the System immediately and without notice upon any breach by the Authorized Participant of the terms and conditions of this Annex V.

7.       Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent. Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

8.       Authorized Participant agrees to use reasonable efforts to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9.       Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.